UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2010
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30142 Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 13, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Rockwell Medical Technologies, Inc. (the “Company”) approved grants of nonqualified stock options and restricted stock under the Company’s 2007 Long Term Incentive Plan (the “Plan”) for the executive officers as follows:

Executive	Position	No. of Options Granted	No. of Restricted Shares Granted
Robert Chioini	Chief Executive Officer	100,000	100,000

Thomas Klema	Chief Financial Officer	60,000	60,000

Dr. Ajay Gupta	Chief Scientific Officer	75,000	75,000
Each of the stock options granted has an exercise price of $5.8618 per share (the closing price of the Company’s common stock on the date of grant). The stock options are subject to the terms and conditions of a stock option agreement with each executive officer, a form of which was filed as an exhibit to the Company’s Current Report on Form 8-K dated December 20, 2007. Each of the restricted stock grants vests in two equal installments on March 10, 2012 and August 13, 2013. The restricted stock grants are subject to the terms and conditions of a restricted stock agreement with each executive officer, which terms and conditions (other than the vesting dates) are materially the same as those of the form of restricted stock agreement that was filed as an exhibit to the Company’s Current Report on Form 8-K dated November 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: August 19, 2010	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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